EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Western Refining logistics to Participate in the
UBS MLP ONE-ON-ONE CONFERENCE

EL PASO, Texas - January 13, 2014 - Western Refining Logistics, LP (NYSE:WNRL) announced today that management will participate in the UBS MLP One-on-One Conference in Park City, Utah on Tuesday, January 14, 2014. The presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning January 14, 2014 and will remain available on www.wnrl.com in accordance with the Company’s investor presentation archive policy.

About Western Refining Logistics
Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.